Filed pursuant to Rule 424(b)(3)
Registration No. 333-287587

PROSPECTUS

$1,000,000,000

CLASS A COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

1,500,000 SHARES OF CLASS A COMMON STOCK

OFFERED BY SELLING STOCKHOLDERS

From time to time, we may issue, in one or more series or classes, up to $1,000,000,000 in aggregate principal amount of our Class A common stock, $0.000001 par value per share (“Class A common stock”), preferred stock, debt securities, warrants and/or units, at prices and on terms that we will determine at the time of the offering.

In addition, the selling stockholders named in this prospectus may, from time to time, in one or more offerings, offer and sell up to 1,500,000 shares of our Class A common stock. We will not receive any proceeds from any sale of shares of our Class A common stock by the selling stockholders. For a more detailed discussion of the selling stockholders, please read “Selling Stockholders.”

This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully, as well as any documents incorporated by reference herein or therein, before you invest in any of the securities being offered.

The securities may be offered and sold on a delayed or continuous basis directly by us or the selling stockholders through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive.

Our shares of Class A common stock are listed on the NYSE American LLC (the “NYSE American”) under the symbol “EXOD.” The last reported sale price of our Class A common stock on the NYSE American on May 29, 2025 was $30.31 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 5 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated May 29, 2025

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. In addition, the selling stockholders named in this prospectus may sell up to 1,500,000 shares of our Class A common stock as described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or the selling stockholders may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The selling stockholders, when selling securities under this prospectus, may provide you a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. Neither we nor the selling stockholders take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

Unless the context otherwise requires, we use the terms “Exodus,” the “Company,” “we,” “us,” and “our” in this prospectus to refer to Exodus Movement, Inc. and, where appropriate, our wholly owned subsidiaries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts contained in this prospectus and the information incorporated by reference in this prospectus are forward-looking statements. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that our expectations, beliefs and projections will be achieved. Forward-looking statements are generally identified by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “forecast,” as well as variations of such words or similar expressions. Forward-looking statements include statements concerning:

•	our business plans and strategy;

•	projected profitability, performance or cash flows;

•	future capital expenditures;

•	our growth strategy, including our ability to grow organically and through mergers and acquisitions;

•	anticipated financing needs;

•	business trends;

•	our capital allocation strategy;

•	liquidity and capital management; and

•	other information that is not historical information.

There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed or implied by our forward-looking statements, including factors disclosed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, which are incorporated by reference herein. You should evaluate all forward-looking statements made in this prospectus and the information incorporated by reference in this prospectus in the context of these risks and uncertainties.

We caution you that the risks, uncertainties and other factors referred to above and elsewhere in this prospectus and the information incorporated by reference in this prospectus may not contain all of the risks, uncertainties and other factors that may affect our future results and operations. Moreover, new risks will emerge from time to time. It is not possible for us to predict all risks. In addition, we cannot assure you that we will realize the results, benefits or developments that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected, and you should not place undue reliance on our forward-looking statements.

All forward-looking statements in this prospectus and the information incorporated by reference in this prospectus apply only as of the date made, unless an earlier date is specified, and are expressly qualified in their entirety by the cautionary statements included in this prospectus and the information incorporated by reference in this prospectus. Except as required by law, we disclaim any intent to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date such statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

THE COMPANY

Exodus launched in 2015 to create a wallet that enables users to securely control and manage digital assets in an easy and straightforward way, without compromising users’ privacy or the security of their digital assets. Exodus’ mission is to help its wallet users exit the traditional finance system through an un-hosted self-custodial platform (the “Exodus Platform”) that provides access to the world of decentralized finance and the power of blockchain. On desktop and mobile devices alike, Exodus delivers a simple, elegant, and intuitive experience where users can send, receive and store over 100,000 digital assets. Depending on availability and jurisdiction, users can also access the services offered and performed by various independent, third-party application programming interface providers, our API Providers, which include digital asset exchanging, fiat onboarding and staking for over 21,000 digital assets. In addition, the Exodus Platform integrates other third-party applications (“apps”), such as news apps.

Corporate Information

We were incorporated in Delaware in July 2016. We do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act and the Exchange Act, communications may be directed to 15418 Weir St. #333, Omaha, Nebraska 68137. Our telephone number is (833) 992-2566, and our website address is www.exodus.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities.

If any of the risks discussed in the foregoing documents were to occur, our business, liquidity, financial condition, results of operations and prospects could be materially adversely affected. Also, please read the cautionary statement in this prospectus under “Cautionary Statement Concerning Forward-Looking Statements.” For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from our sale of any securities offered by us hereby. Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used for general corporate purposes, which may include, among other things, the financing of capital expenditures, future acquisitions, additions to our working capital and repayment of indebtedness. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received from the sale of any securities offered hereby or the amounts that we will actually spend on the uses set forth above.

Pending the use of the net proceeds, we may invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit, government securities or digital assets. When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.

We will not receive any proceeds from the sale of the Class A common stock offered by the selling stockholders. Any such proceeds will be received by the selling stockholders.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not intend to pay any cash dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on many factors, including our financial condition, results of operations, liquidity, earnings, projected capital and other cash requirements, legal requirements, restrictions in the agreements governing any indebtedness we may enter into, business prospects and other factors that our board of directors deems relevant.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the securities we or the selling stockholders may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security offered by us or the selling stockholders, if applicable, will be described in the applicable prospectus supplement.

Capital Stock

The following description of capital stock of the Company summarizes certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. The description is intended as a summary, and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws. For more information on how you can obtain our amended and restated certificate of incorporation and our amended and restated bylaws, see the heading “Where You Can Find Additional Information.”

Our authorized capital stock consists of: (i) 300,000,000 shares of Class A common stock, $0.000001 par value per share; (ii) 27,500,000 shares of Class B common stock, $0.000001 par value per share (“Class B common stock” and together with Class A common stock, “common stock”); and (iii) 5,000,000 shares of preferred stock, $0.000001 par value per share (“preferred stock”).

Common Stock

Voting Rights

Our authorized common stock is divided into two series, denominated as “Class A common stock” and “Class B common stock.” Each share of Class A common stock is entitled to one vote per share. Each share of Class B common stock is entitled to ten votes per share. Holders of Class A common stock and Class B common stock will vote together (and not as separate classes) on all matters (including the election of directors) submitted to a vote of stockholders or for the consent of the stockholders, unless otherwise required by law or our amended and restated certificate of incorporation.

Delaware law could require holders of Class A common stock or Class B common stock to vote separately, on a series-by-series basis, if we were to seek to amend our certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of a series of our common stock in a manner that affects its holders adversely, but does not so affect the common stock as a whole, or if we take an action where a separate vote of either of the Class A common stock or the Class B common stock is prescribed by the explicit terms of our amended and restated certificate of incorporation.

Holders of our Class A common stock and Class B common stock are not entitled to cumulative voting in the election of directors, which means that the holders of a majority of the voting power of our Class A common stock and Class B common stock, voting together as a single voting class, will be entitled to elect all of the directors standing for election, if they so choose.

Conversion

Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain transfers described in our amended and restated certificate of incorporation, including, without limitation, transfers for tax and estate planning purposes, so long as the transferring holder of Class B common stock continues to hold exclusive voting and dispositive power with respect to the shares transferred.

Each share of Class B common stock will convert automatically into one share of Class A common stock upon the date on which the total voting power of all outstanding shares of Class B common stock ceases to represent at least 10% of the total voting power of our outstanding common stock.

Shares of Class B common stock that are converted into shares of Class A common stock are retired and may not be reissued.

Dividends

Subject to preferences that may be applicable to any then-outstanding shares of preferred stock, holders of our Class A common stock and Class B common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. Shares of Class A common stock and Class B common stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividend paid or distributed by the Company, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the then outstanding shares of Class B common stock and by the affirmative vote of the holders of a majority of the then outstanding shares of Class A common stock, each voting separately as a class; provided, however, if a dividend is paid in the form of Class A common stock or Class B common stock, then holders of Class A common stock shall receive Class A common stock and holders of Class B common stock shall receive Class B common stock.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our Class A common stock and Class B common stock will be entitled to share equally, identically and ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Except as described above, holders of Class A common stock and Class B common stock have no preemptive, conversion, subscription or other rights (other than the right of a holder of shares of Class B common stock to convert such shares into an equal number of shares of Class A common stock), and there are no redemption or sinking fund provisions applicable to Class A common stock or Class B common stock. The rights, preferences and privileges of the holders of Class A common stock and Class B common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that our board of directors may designate in the future.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by law and without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof. These designations, powers, preferences and rights, and the qualifications, limitations or restrictions could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Class A common stock or Class B common stock. The issuance of preferred stock could adversely affect the voting power of holders of Class A common stock and Class B common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action. As of the date of this prospectus, no shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Anti-Takeover Provisions

The provisions of the Delaware General Corporation Law (the “DGCL”), our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of the Company to first negotiate with our board of directors.

Delaware Anti-Takeover Statute

In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, sale or lease of assets, issuance of securities or similar transaction by a corporation or subsidiary with an interested stockholder, including a person or group who beneficially owns 15% or more of the corporation’s voting stock, for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Section 203 of the DGCL permits corporations, in their certificate of incorporation, to opt out of the protections of Section 203 of the DGCL. Our amended and restated certificate of incorporation provides that we have elected not to be subject to Section 203 of the DGCL.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or related policies, including the following:

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Special Meetings of Stockholders. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called only by our board of directors, the chairperson of our board of directors or our chief executive officer or president (in the absence of a chief executive officer), thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our meetings of stockholders or to nominate candidates for election as directors at our meetings of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our meetings of stockholders or from making nominations for directors at our meetings of stockholders and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

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No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting.

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Issuance of Undesignated Preferred Stock. Our board has the authority, subject to limitations prescribed by law and without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult, or to discourage, an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

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Choice of Forum. Our amended and restated bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware),will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws (as either may be amended from time to time); or (iv) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision does not apply to claims as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), claims that are vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction. For instance, the provision does not preclude the filing of claims brought to enforce any liability or duty created by the Exchange Act or Securities Act or the rules and regulations thereunder in federal court.

In addition, our amended and restated bylaws provide that the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The enforceability of similar exclusive federal forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and while the Delaware Supreme Court has ruled that this type of exclusive federal forum provision is facially valid under Delaware law, there is uncertainty as to whether other courts would enforce such provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

In addition, our amended and restated certificate of incorporation and our amended and restated bylaws include a number of additional provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control that become effective only after the date on which the Class B common stock ceases to represent at least 50% of the total voting power of our outstanding capital stock (the “Class B Threshold Date”). These provisions may also have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in our board of directors or our governance or policy including the following:

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Board Vacancies. The DGCL and our amended and restated certificate of incorporation provide that, prior to the Class B Threshold Date and subject to the rights of the holders of any one or more series of preferred stock then outstanding, vacant directorships resulting from any cause or created by the expansion of our board of directors may be filled by our board of directors or by stockholders. After the Class B Threshold Date, subject to the rights of the holders of any one or more series of preferred stock then outstanding, such vacancies may not be filled by stockholders. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by our board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

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Classified Board. Our amended and restated certificate of incorporation provides that after the Class B Threshold Date, our board of directors shall be classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

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Directors Removable Only for Cause. Our amended and restated certificate of incorporation provides that after the Class B Threshold Date stockholders may remove directors only for cause and only by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding voting securities of the company, voting together as a single class.

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Supermajority Requirements for Amendments of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Our amended and restated certificate of incorporation further provides that, after the Class B Threshold Date, the affirmative vote of holders of at least 66 2/3% of our outstanding stockholder voting power is required to amend any provision of our amended and restated certificate of incorporation, including provisions relating to the classified board, the size of the board of directors, removal of directors, special meetings, actions by written consent, and designation of our preferred stock. After the Class B Threshold Date, the affirmative vote of holders of at least 66 2/3% of our outstanding stockholder voting power is required for the stockholders to amend or repeal our amended and restated bylaws, although our amended and restated bylaws may be amended by our board of directors.

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Stockholder Action. Our amended and restated certificate of incorporation provides that after the Class B Threshold Date, our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders. As a result, holders of our common stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws.

Debt Securities

The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series as provided in the indenture with respect to such debt securities. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indenture, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular debt securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this prospectus. We have included the form of the indenture as an exhibit to our registration statement of which this prospectus is a part, and it is incorporated into this prospectus by reference. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the indenture and any other documents relating to the debt securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” in this prospectus to find out how you can obtain a copy of those documents. References below to an “indenture” are references to the indenture, as supplemented, under which a particular series of debt securities is issued. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indenture.

General

The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time; and

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.

The prospectus supplement for each offering of debt securities will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior, senior subordinated or subordinated debt securities;

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the aggregate principal amount of the debt securities being offered and any limit on their aggregate principal amount, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

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the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the full principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;

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if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto, and any applicable limitations on the ownership or transferability of common stock or preferred stock received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	any collateral securing the performance of our obligations under the debt securities;

•	the place or places where the principal of, premium, if any, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•	any right or obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision;

•	the currency or currencies (including any composite currency) in which the debt securities are denominated and payable if other than U.S. dollars, and the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

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whether the amount of payments of principal of, premium, if any, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•	whether the debt securities will be in registered form, bearer form or both, and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form;

•

whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•

any deletions from, modifications of, or additions to our events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the U.S. federal income tax consequences and other relevant considerations applicable to original issue discount securities.

Neither the DGCL nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Events of Default

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•

our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time); or

•	certain events of bankruptcy, insolvency or reorganization occur with respect to Exodus or any restricted subsidiary of Exodus that is a significant subsidiary (as defined in the indenture).

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the trustee or the holders of 25% or more in principal amount of the outstanding debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable immediately. However, the holders of at least a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may, on behalf of all holders, waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest.

The indenture will require the trustee to give notice to the holders of debt securities within 90 days after the trustee obtains knowledge of a default that has occurred and is continuing. However, the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

•

to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	to create a series and establish its terms;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to release a guarantor in respect of any series which, in accordance with the terms of the indenture applicable to such series, ceases to be liable in respect of its guarantee;

•	to add a guarantor subsidiary in respect of any series of debt securities;

•	to secure any series of debt securities;

•	to add to the covenants of Exodus for the benefit of the holders or surrender any right or power conferred upon Exodus;

•	to appoint a successor trustee with respect to the securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	to make any change that does not adversely affect the rights of holders; or

•	to conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

The indenture will provide that we and the trustee may amend or supplement any provision of the debt securities of a series or of the indenture relating to such series with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of such series. However, without the consent of each holder of a debt security the terms of which are directly amended, supplemented or waived, an amendment, supplement or waiver may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including defaulted interest;

•

reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities of a series in a manner adverse to holders;

•

make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities of the relevant series;

•	release any guarantor of any series from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture;

•

make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series, except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of debt securities of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of all holders of debt securities of that series, waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•

complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal and interest, if any, on the debt securities of such series to their maturity or redemption; and

•

complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Recourse Against Others

The indenture will provide that there is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any debt security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.

If we offer any warrants for the purchase of common stock, preferred stock and/or debt securities, certain terms of those warrants will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title and the aggregate number of warrants;

•	the debt securities, common stock or preferred stock for which each warrant is exercisable;

•	the date or dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the currency or currencies in which such warrants are exercisable;

•	the periods during which and places at which such warrants are exercisable;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the warrant agent; and

•	the exchanges, if any, on which such warrants may be listed.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

The securities offered by this prospectus and applicable prospectus supplements may be sold from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the selling stockholders may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We or the selling stockholders may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of the NYSE American or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the NYSE American or such other securities exchanges or quotation or trading services.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities by us or the selling stockholders, if applicable, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We or the selling stockholders may sell the securities directly or through agents designated by us or the selling stockholders from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us or the selling stockholders to such agent will be set forth in the prospectus supplement. Unless the prospectus supplement states otherwise, any such agent will act on a best-efforts basis for the period of its appointment.

We or the selling stockholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We or the selling stockholders may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us or the selling stockholders in the ordinary course of business.

All securities we offer, other than our shares of Class A common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on the NYSE American may engage in passive market making transactions in the securities on NYSE American in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

SELLING STOCKHOLDERS

The selling stockholders named below may offer and sell from time to time in the future up to an aggregate of 1,500,000 shares of our Class A common stock. The term “selling stockholders” includes the stockholders listed in the table below and their respective transferees, pledgees, donees, assignees or other successors.

We have agreed to pay all expenses relating to the offering of these shares, except that the selling stockholders will pay any underwriting discounts or commissions. We may indemnify the selling stockholders against liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, which may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus.

The following table sets forth information as of May 14, 2025 by the selling stockholders regarding the beneficial ownership of shares of our common stock and the number of shares of our Class A common stock that may from time to time be offered or sold pursuant to this prospectus. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders and that the selling stockholders do not acquire any additional shares.

Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may offer all, some or none of their respective shares of Class A common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of Class A common stock. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below. Please see “Item 11. Executive Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated herein by reference, for a description of material relationships between us and the selling stockholders during the three years prior to the date of this prospectus.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Exodus Movement, Inc., 15418 Weir Street, #333, Omaha, Nebraska 68137.

	Shares Beneficially Owned Before the Offering(1)(2)			Shares of Class A Common Stock that May be Sold Hereby(4) (Number)	Shares Beneficially Owned After the Offering(1)(2)
Name of Selling Stockholder	Class A Common Stock Owned (Number)	Class B Common Stock Owned (Number)	Total Voting Power(3) (%)		Class A Common Stock Owned(5) (Number)	Class B Common Stock Owned(5) (Number)	Total Voting Power(3) (%)
Jon Paul Richardson(6)	369,022	9,297,537	45.76%	697,500	369,022	8,600,037	42.34%
Daniel Castagnoli(7)	346,348	9,454,413	46.52%	697,500	346,348	8,756,913	43.10%
James Gernetzke(8)	188,323	150,000	*	40,000	148,323	150,000	*
Matias Olivera(9)	123,351	14,204	*	35,000	88,351	14,204	*
Veronica McGregor(10)	117,693	—	*	30,000	87,693	—	*

*	Represents voting power of less than 1%.
(1)

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that each of the selling stockholders named in the table above have sole voting and investment power with respect to all shares of common stock that he or she beneficially owns.

(2)

The amounts in the table with respect to shares of Class A common stock do not include the shares of Class B common stock beneficially owned by the persons listed therein. Shares of Class B common stock are convertible at any time on a one-for-one basis into shares of Class A common stock in compliance with our amended and restated certificate of incorporation. In addition, as and when holders of Class B common stock sell their shares of Class B common stock, such shares will be automatically converted into shares of Class A common stock.
(3)

Percentage total voting power represents voting power with respect to all outstanding shares of our Class A common stock and Class B common stock, voting as a single class. Percentage total voting power is based on 9,375,091 shares of our Class A common stock and 19,459,350 shares of our Class B common stock, each outstanding as of May 14, 2025.

(4)

Represents 697,500 shares of our Class B common stock owned by each of Messrs. Richardson and Castagnoli that will be converted on a one-for-one basis into shares of Class A common stock in compliance with our amended and restated certificate of incorporation.

(5)	Assumes that the selling stockholders dispose of all shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of common stock.
(6)	Includes, before and after the offering, 41,872 shares of Class A common stock issuable to Mr. Richardson upon the vesting of restricted stock units (“RSUs”) within 60 days of May 14, 2025.
(7)	Includes, before and after the offering, 41,872 shares of Class A common stock issuable to Mr. Castagnoli upon the vesting of RSUs within 60 days of May 14, 2025.
(8)

Includes, before and after the offering, (i) 20,935 shares of Class A common stock issuable to Mr. Gernetzke upon the vesting of RSUs within 60 days of May 14, 2025 and (ii) 150,000 shares of Class B common stock issuable to Mr. Gernetzke upon the exercise of options, which are fully vested as of the date of this prospectus.

(9)

Includes, before and after the offering, (i) 10,511 shares of Class A common stock issuable to Mr. Olivera upon the vesting of RSUs within 60 days of May 14, 2025 and (ii) 14,204 shares of Class B common stock issuable to Mr. Olivera upon the exercise of options, which are fully vested as of the date of this prospectus.

(10)	Includes, before and after the offering, 14,097 shares of Class A common stock issuable to Ms. McGregor upon the vesting of RSUs within 60 days of May 14, 2025.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Exodus Movement, Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC.

Our filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov. We also maintain a website at www.exodus.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K and other documents or portions of documents that are furnished, but not deemed to be filed), including, without limitation, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements, until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 12, 2025; and

•	the description of our capital stock contained in our Form 10, filed with the SEC on February 28, 2024, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:

Exodus Movement, Inc.

15418 Weir St. #333

Omaha, Nebraska 68137

(833) 992-2566

We maintain a website at www.exodus.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.

You may read and copy any materials we file with the SEC at the SEC’s website mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.